As filed with the Securities and Exchange Commission on March 28, 2019
Registration Statement No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________________
UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	05-0376157
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(401) 528-8634
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________________

Jill E. Sutton
Chief Legal Officer, General Counsel and
Corporate Secretary
United Natural Foods, Inc.
313 Iron Horse Way, Providence, RI 02908
(401) 528-8634
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer x	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	5,000,000	$13.06	$65,300,000	$7,914.36

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low reported sales prices on the New York Stock Exchange on March 25, 2019.

PROSPECTUS
UNITED NATURAL FOODS, INC.
5,000,000 Shares of Common Stock
This prospectus relates to 5,000,000 shares of common stock, par value $0.01 per share, of United Natural Foods, Inc. The shares being offered hereby generally will be sold by or for the benefit of certain current and former employees of SUPERVALU INC.
The price of the common stock will be based upon market prices prevailing at the time of sale. Our common stock trades on the New York Stock Exchange under the symbol “UNFI.” On March 27, 2019, the last reported sale price of our common stock on the New York Stock Exchange was $13.01 per share.
Investing in our common stock involves risks. Please read carefully the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock, including the risks and uncertainties incorporated by reference as described under “Risk Factors” beginning on page 5 of this prospectus.
____________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.
____________________________

The date of this prospectus is March 28, 2019.

TABLE OF CONTENTS

Section	Page

ABOUT THIS PROSPECTUS
This prospectus is part of an shelf registration statement on Form S-3 that we filed on March 28, 2019 (the “Registration Statement”) with the Securities and Exchange Commission, or SEC.  Under this shelf registration process, the selling stockholders described herein may, from time to time, sell shares of our common stock as described in this prospectus. For further information about our business and the securities, you should refer to the registration statement of which this prospectus forms a part and its exhibits. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information” on page 2 of this prospectus.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition or results of operations. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement.
You should rely only on the information contained and incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information that is different. You must not rely on any unauthorized information or representation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or prospectus supplement, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition and results of operations may have changed since those dates.
This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.
Unless the context requires otherwise, in this prospectus the words “UNFI,” “our Company,” “we,” “us,” and “our” refer to United Natural Foods, Inc., a Delaware corporation and our consolidated subsidiaries.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. Because we are incorporating by reference future filings with the SEC, this prospectus will automatically be updated and those future filings may modify or supersede some of the information included or incorporated into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), other than those documents or the portions of those documents not deemed to be filed, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
our Annual Report on Form 10-K for the fiscal year ended July 28, 2018, filed with the SEC on September 24, 2018, including the information specifically incorporated by reference into such report from our definitive Proxy Statement on Schedule 14A, filed with the SEC on November 8, 2018;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended October 27, 2018, filed with the SEC on December 6, 2018 and for the fiscal quarter ended January 26, 2019, filed with the SEC on March 7, 2019;

•
our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on August 1, 2018, September 4, 2018, October 10, 2018, October 19, 2018, October 22, 2018, October 25, 2018, November 1, 2018, November 8, 2018, December 18, 2018, December 19, 2018, and March 28, 2019; and

•
The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on October 11, 1996 (File No. 000-21531), registering the common stock under Section 12 of the Exchange Act and any amendment or report subsequently filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus or any prospectus supplement hereto is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference into this prospectus or any prospectus supplement, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for such information should be directed to: United Natural Foods, Inc., 313 Iron Horse Way, Providence, RI 02908, Attn: Investor Relations, and our telephone number is (401) 528-8634.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. Certain information in the registration statement has been omitted from this prospectus in accordance with the SEC’s rules and regulations. You should review the information and exhibits in the registration statement of which this prospectus forms a part for further information about us and the securities that are being offered by this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement of which this prospectus forms a part or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate those statements.
We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.unfi.com. The information on our website is not incorporated by reference into this prospectus and you should not consider it part of this prospectus or any prospectus supplement.
CAUTIONARY STATEMENTS FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plans,” “planned,” “seek,” “should,” “will,” and “would,” or similar words. Statements that contain these words and other statements that are forward-looking in nature should be read carefully because they discuss future expectations, contain projections of future results of operations or of financial positions or state other “forward-looking” information.
Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	the Company's dependence on principal customers;

•	the Company's sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;

•	the Company's ability to realize anticipated benefits of our acquisitions and dispositions, in particular, our acquisition of SUPERVALU INC. (“Supervalu”);

•	the possibility that restructuring, asset impairment, and other charges and costs we may incur in connection with the sale or closure of Supervalu's retail operations will exceed current estimates;

•	the potential for additional goodwill impairment charges as a result of purchase accounting adjustments or otherwise;

•	the Company's reliance on the continued growth in sales of its higher margin natural and organic foods and non-food products in comparison to lower margin conventional products;

•
increased competition in the Company's industry as a result of increased distribution of natural, organic and specialty products by conventional grocery distributors and direct distribution of those products by large retailers and online distributors;

•	increased competition as a result of continuing consolidation of retailers in the natural product industry and the growth of supernatural chains;

•
the Company's ability to timely and successfully deploy our warehouse management system throughout its distribution centers and its transportation management system across the Company and to achieve the efficiencies and cost savings from these efforts;

•	the addition or loss of significant customers or material changes to the Company's relationships with these customers;

•	volatility in fuel costs;

•	volatility in foreign exchange rates;

•	the Company's sensitivity to inflationary and deflationary pressures;

•	the relatively low margins and economic sensitivity of the Company's business;

•	the potential for disruptions in the Company's supply chain by circumstances beyond its control;

•	the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise;

•	moderated supplier promotional activity, including decreased forward buying opportunities;

•	union-organizing activities that could cause labor relations difficulties and increased costs; and

•	the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors.
This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the discussion of the risks and uncertainties incorporated by reference as described under “Risk Factors” beginning on page 5 of this prospectus and in any prospectus supplement, as well as the documents we file from time to time with the SEC, which are incorporated herein by reference, including our Quarterly Report on Form 10-Q for the fiscal quarter ended January 26, 2019, as the occurrence of any of these events could have an adverse effect, which may be material, on our business, results of operations and financial condition.

THE COMPANY
We are a Delaware corporation based in Providence, Rhode Island, and we conduct business through our various wholly owned subsidiaries. We are a leading distributor of natural, organic, specialty, and conventional grocery and non-food products, and a provider of support services. The Company sells its products primarily in the United States and Canada. The Company is North America's premier food wholesaler delivering the widest variety of products to customer locations throughout North America, including natural product superstores, independent retailers, conventional supermarket chains, ecommerce retailers, and food service customers.  The Company distributes over 110,000 products to more than 43,000 customers. By providing this deeper 'full-store' selection and compelling brands for every aisle, the Company is uniquely positioned to deliver great food, more choices, and fresh thinking to customers everywhere. Combined with Supervalu, the Company is the largest publicly-traded grocery distributor in America.
Our corporate headquarters is located at 313 Iron Horse Way, Providence, RI 02908 and our telephone number is (401) 528-8634. Our website address is www.unfi.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.
RISK FACTORS
Investing in our common stock involves risks. Before deciding to invest in our common stock, please read carefully the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. These risks and uncertainties include those discussed in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 26, 2019, which is incorporated by reference into this prospectus, and which may be updated, supplemented or superseded by the risks and uncertainties described in the reports we subsequently file with the SEC, which are incorporated by reference into this prospectus. See “Incorporation by Reference” beginning on page 1 of this prospectus and “Where You Can Find More Information” on page 2 of this prospectus. If any of such risks or uncertainties occur, our business, financial condition or results of operations may be adversely impacted, and such impact may be material. Moreover, the trading price of our common stock could decline and you may lose part or all of the value of our common stock held by you. Additional risks and uncertainties, including those that are not yet identified or that we, as of the date of this prospectus, think are immaterial, may also adversely affect our business, financial condition or operating results. Please also see “Cautionary Statements for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act" beginning on page 3 of this prospectus.

BACKGROUND OF THIS OFFERING
On October 22, 2018, UNFI and its wholly owned subsidiary, Jedi Merger Sub, Inc., a Delaware corporation (“Merger Sub”), completed their previously announced acquisition of Supervalu (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger dated as of July 25, 2018, by and among UNFI, Merger Sub, Supervalu and SUPERVALU Enterprises, Inc., a Delaware corporation and a wholly owned subsidiary of Supervalu, as amended (the “Merger Agreement”). Pursuant to the Merger Agreement, each of the outstanding shares of common stock of Supervalu was exchanged for $32.50 in cash. The Merger Agreement provides that UNFI may elect to satisfy its obligations under the Merger Agreement to settle outstanding Supervalu restricted share awards, restricted stock unit awards, performance share unit awards and deferred stock unit awards that are converted into UNFI awards (collectively, the “Equity Awards”) with cash and/or shares of common stock of UNFI, par value $0.01 per share (“UNFI Shares”). In accordance with the Merger Agreement, UNFI provided the Equity Award holders with the opportunity to participate in a broker-assisted sale program (the “Program”) pursuant to which UNFI Shares are allocated to the Equity Award holders and certain of such shares are subsequently sold on their behalf. The aggregate number of UNFI Shares sold through the Program in the settlement of Equity Awards shall in no event exceed 5,000,000 UNFI Shares. For purposes of this prospectus, the dollar amount that an Equity Award holder would receive if an Equity Award is settled with cash is referred to herein as the “Cash Amount”. Certain Equity Award holders may receive the Cash Amount either from the cash proceeds of the sale of UNFI Shares by or for the benefit of such holders through the Program or from UNFI by a payment of cash outside the Program, or a combination thereof. The portion of the Cash Amount covered by the proceeds from sales of UNFI Shares through the Program is referred to herein as the “Program Cash Amount”. See “Selling Stockholders” for additional information with respect to the Equity Award holders participating in the Program. See “Plan of Distribution” for additional information with respect to the Program.
USE OF PROCEEDS
All of the UNFI Shares being offered hereby will be sold by or for the benefit of certain current and former Supervalu employees who are entitled to receive UNFI Shares in settlement of their Equity Awards (“Selling Stockholders”), as well as to generate proceeds to pay the fees and commissions due with respect to such sales.
For those Selling Stockholders who have elected to have all of the UNFI Shares they receive in settlement of their Equity Awards sold as promptly as reasonably practicable on their behalf, the proceeds from the sale of such UNFI Shares will be used as follows: (a) first, the Program Cash Amount will be delivered to UNFI and used by UNFI to pay (i) such Selling Stockholders through payroll the Program Cash Amount less applicable withholding taxes and (ii) applicable withholding taxes, (b) second, all fees and commissions due in connection with such sale will be paid and (c) third, any remaining proceeds will be paid either to a cash account at Continental Stock Transfer & Trust Company (“Continental”) in the name of UNFI or directly to UNFI. In the event that the proceeds from the sale of such UNFI Shares are less than the Program Cash Amount plus applicable fees and commissions, UNFI will cover any such shortfall by selling additional UNFI Shares on behalf of such Selling Stockholders (or will utilize excess proceeds from sales of UNFI Shares made with respect to other Equity Awards) so that regardless of the amount of the proceeds, the holder is paid through payroll the Program Cash Amount less applicable withholding taxes.
For those Selling Stockholders who have elected to have only a portion of the UNFI Shares they receive in settlement of their Equity Awards sold as promptly as reasonably practicable on their behalf in order to cover applicable withholding taxes, the proceeds from the sale of such UNFI Shares will be used as follows: (a) first, to pay the applicable withholding taxes, (b) second, to pay all fees and commissions due in connection with such sale and (c) third, any remaining proceeds will be paid either to a cash account at Continental in the name of UNFI or directly to UNFI.

SELLING STOCKHOLDERS
The Program was made available only to certain current and former employees of Supervalu.  Equity Award holders were given the opportunity to elect (a) to sell all of their UNFI Shares under the Program or (b) to sell only a portion of their UNFI Shares in order to cover applicable withholding taxes and to retain their remaining UNFI Shares.
The following table sets forth information regarding the Selling Stockholders’ beneficial ownership of UNFI Shares as of date hereof and the number of UNFI Shares being sold in this offering by the Selling Stockholders.
In accordance with the rules of the SEC, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes UNFI Shares which the Selling Stockholder has the right to acquire currently or within 60 days of the date hereof.

	Immediately Prior to this Offering			Immediately After this Offering

	Amount and Nature of Beneficial Ownership	Percent of Class	Shares Offered(2)	Amount and Nature of Beneficial Ownership	Percent of Class
All Selling Stockholders(1)	0	0	5,000,000	0	0

(1) The Selling Stockholders are individuals to whom UNFI Shares have been or may be issued or allocated under the Merger Agreement upon vesting of their Equity Awards.  The individual Selling Stockholders have not been identified because the aggregate holding of the Selling Stockholders is less than 1% of the class prior to the offering.
(2) The number shown includes UNFI Shares that may be offered for resale from time to time, and includes UNFI Shares underlying Equity Awards that do not vest within 60 days of the date hereof.

PLAN OF DISTRIBUTION
Continental will act exclusively as agent to sell all UNFI Shares for sale through the Program. The Selling Stockholders have directed Continental to sell some or all of the UNFI Shares deliverable to such holders in settlement of their Equity Awards in accordance with the terms of the Program.
Continental has established a register in which it is tracking for each Equity Award holder, the vesting date of each Equity Award and the corresponding Program Cash Amount.  Upon the occurrence of a vesting event with respect to any Equity Award held by a Selling Stockholder (or if such day is not a trading day, on the next trading day), Continental will access UNFI Shares held in an account of UNFI at Continental (the “Omnibus Account”) in an amount sufficient to satisfy the Program Cash Amount plus associated fees and commissions (or for certain Selling Stockholders, just the applicable tax withholding amount plus associated fees and commissions).  Continental has agreed to sell such UNFI Shares at the prevailing market price at the time of such sale consistent with ordinary principles of best execution and in accordance with all applicable legal and regulatory requirements.
Following the execution of the sale of such UNFI Shares deliverable to a Selling Stockholder, Continental will deliver the proceeds of such sale (less applicable fees and commissions) to UNFI, and UNFI shall subsequently deliver to certain Selling Stockholder through payroll the Program Cash Amount less any required tax withholding and UNFI shall pay the applicable withholding taxes for all Selling Stockholders. UNFI shall be responsible for all brokerage and other fees associated with the sales of UNFI Shares contemplated by the Program (which are expected to be paid with proceeds of the sale of UNFI Shares from the Omnibus Account), and no such fees shall be charged to Selling Stockholders.
LEGAL MATTERS
The validity of the UNFI Shares offered pursuant to this prospectus has been passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS
The consolidated financial statements of United Natural Foods, Inc. and subsidiaries as of July 28, 2018 and July 29, 2017, and for each of the years in the three-year period ending July 28, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of July 28, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of SUPERVALU INC. and subsidiaries as of February 24, 2018 and February 25, 2017, and for each of the years in the three-year period ending February 24, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of February 24, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of the registrant’s expenses in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount
SEC Registration Fee	$7,914
Legal Fees and Expenses	125,000
Accounting Fees and Expenses	20,000
Program Administration Fee	105,000
Total	$257,914

The Selling Stockholders will bear the fees and expenses, if any, of its own counsel, if applicable, incurred by the Selling Stockholders in connection with resales of the securities registered hereby.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) in which such person is involved by reason of the fact that he or she served or is serving in these capacities, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action or suit made or brought by or in the right of the corporation to procure a judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, except for such expenses as the court may allow. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.
Amended and Restated Certificate of Incorporation
Article Ninth of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that, subject to the Company’s determination of a director’s or officer’s entitlement to indemnification, the Company must indemnify any director or officer of the Company who is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, the Company is not required to indemnify any director or officer with respect to any Proceeding by or in the right of the Company as to which such director or officer shall have been adjudged to be liable to the Company, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Company is required to indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by or on his or her behalf in connection therewith.
The Company is not required to make the above-described indemnification payments if the Company determines (in the manner provided in the Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of such a determination by the Company, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by a director or officer, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the Proceeding for which indemnity is sought and the Company has the right to participate in such Proceeding or assume the defense thereof.
Article Ninth of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and that, in the event that the DGCL is amended to expand the indemnification permitted to directors or officers, the Company must indemnify those persons to the fullest extent permitted by such law as so amended.
The Company is required to advance to a director or officer, at his or her request, expenses incurred in defending a Proceeding upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to indemnification.
The Company has entered into indemnification agreements with its directors and executive officers that provide such persons indemnification and expense reimbursement rights on the same or better terms as the provisions of the Certificate of Incorporation described above. The indemnification agreements also set forth the procedures that will apply in the event a director or officer makes a claim against the Company for indemnification, and further provide that the Company has the burden of proving that a director or officer is not entitled to indemnification with respect to any Proceeding. The Company’s obligations under each of these agreements survives and continues after the termination of the director or officer’s service.
The Company has purchased a general liability insurance policy which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacity as directors or officers.
Article Eighth of the Certificate of Incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, none of its directors will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director.
The above discussion of the Certificate of Incorporation, Section 145 of the DGCL and the Company’s indemnification agreements is not intended to be exhaustive and is qualified in its entirety by the actual provisions of the Certificate of Incorporation, that statute and the indemnification agreements.
Item 16. Exhibits.
The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference herein.
Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)(i)
That each prospectus filed by the registrant pursuant to §230.424(b)(3) and (h) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in registration statement; and

(ii)
Each prospectus required to be filed pursuant to §230.424(b)(2), (b)(5), or, (b)(7), as part of a registration statement in reliance on §230.430D of this chapter relating to an offering made pursuant to §230.415(a)(1)(vii) or (a)(1)(xii) for the purpose of providing the information required by section

10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in §230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(c)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended,) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on March 28, 2019.

UNITED NATURAL FOODS, INC.
/s/ Jill E. Sutton
Jill E. Sutton
Chief Legal Officer, General Counsel and Corporate Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Jill E. Sutton and Steven L. Spinner and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Steven L. Spinner	Chief Executive Officer and Chairman	March 28, 2019
Steven L. Spinner	(Principal Executive Officer)
/s/ Michael P. Zechmeister	Chief Financial Officer	March 28, 2019
Michael P. Zechmeister	(Principal Financial Officer)
/s/ David W. Johnson	Chief Accounting Officer	March 28, 2019
David W. Johnson	(Principal Accounting Officer)
/s/ Michael S. Funk	Director	March 28, 2019
Michael S. Funk
/s/ Ann Torre Bates	Director	March 28, 2019
Ann Torre Bates
/s/ Denise M. Clark	Director	March 28, 2019
Denise M. Clark
/s/ Daphne J. Dufresne	Director	March 28, 2019
Daphne J. Dufresne
/s/ James P. Heffernan	Director	March 28, 2019
James P. Heffernan
/s/ Peter A. Roy	Director	March 28, 2019
Peter A. Roy
/s/ Eric F. Artz	Director	March 28, 2019
Eric F. Artz

EXHIBIT INDEX

Exhibit No.	Description
3.1
Certificate of Incorporation of the Registrant, as amended (restated for SEC filing purposes only) (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2015 (File No. 1-15723)).

3.2	Fourth Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on October 18, 2018 (File No. 1-15723)).
4.1
Specimen Certificate for shares of Common Stock, $0.01 par value, of the Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended August 1, 2009 (File No. 1-15723)).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm for the Registrant.
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm for SUPERVALU INC.
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on signature page of this Registration Statement)

*    Filed herewith.